EXHIBIT 1.1
                                                                  11/17/97 DRAFT

                        2,960,000 Shares of Common Stock


                             APPLE ORTHODONTIX, INC.

                             UNDERWRITING AGREEMENT

                                                              November  __, 1997


BEAR, STEARNS & CO. INC.
COWEN & COMPANY
EQUITABLE SECURITIES CORPORATION
as Representatives of the
  several Underwriters named in
  Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

      Apple Orthodontix, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,500,000 shares of its class A common stock, par value $.001 per share (the "Common Stock"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters 460,000 shares of the Common Stock, for an aggregate of 2,960,000 shares of Common Stock (the "Firm Shares"). The Company also proposes, subject to the terms and conditions stated herein, to sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 444,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.
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      1.    REPRESENTATIONS AND WARRANTIES.

      A. The Company represents and warrants to, and agrees with, the Underwriters that:

      (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and has filed an amendment or amendments thereto, on Form S-1 (No. 333-38817), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 or 430A of the Regulations. Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement.

      (b) At the time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date (as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the

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circumstances under which they were made not misleading. No representation or warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

      (c) Arthur Andersen LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Regulations.

      (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business. The Company (i) has no subsidiaries other than Apple Orthodontix of Canada, Inc., an Alberta corporation, and Apple Acquisition of Texas, Inc., a Delaware corporation, neither of which is a "significant subsidiary" (as that term is defined in Rule 1-02(w) of Regulation S-X under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, and (ii) except as set forth in clause (i), does not own or control, directly or indirectly, any corporation, association, limited liability company, trust or other entity. Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the PA Affiliates (as defined below) has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company, except for liabilities or obligations that are reflected in the Registration Statement and the Prospectus.

      (e) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by the Company (the "Company Shares") to the Underwriters as provided herein. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

      (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (A) pursuant to any agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties or assets may be bound or (B) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the

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Company or any of the Company's properties or assets or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, except, in each case referred to in clause (i), for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company (a "Material Adverse Effect"). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Company's properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or applicable securities laws of Canada in connection with the purchase and distribution of the Shares by the Underwriters.

      (g) All of the outstanding shares of Common Stock and Class B common stock, par value $.001 per share, of the Company ("Class B Stock") are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at September 30, 1997, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock and the Class B Stock conform to the descriptions thereof contained in the Registration Statement and the Prospectus. All offers and sales of Common Stock (other than the Company Shares) and Class B Common Stock by the Company and any securities of Apple Orthodontix of Canada, Inc. were issued and sold pursuant to
(i) a registration statement declared effective under the Act, or (ii) an exemption from the registration requirements of the Act and, in either case, were the subject of an available exemption from the registration requirements of applicable state securities or Blue Sky laws or applicable securities laws of Canada.

      (h) The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (whether owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, individually or in the aggregate, have a Material Adverse Effect. The Company is not (i) in violation of its certificate of incorporation or by-laws, (ii) in violation of any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Company's properties or assets or (iii) in breach of or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, including without limitation, any Service Agreement (as defined

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below), indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound, or to which any of its properties or assets is subject, except, in each case referred to in clause (ii) or (iii), for any such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

      (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, threatened against the Company which might result in a Material Adverse Effect or any development involving a prospective Material Adverse Effect, or which is required to be disclosed in the Registration Statement and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the Act or the Regulations which have not been so filed.

      (j) To the best knowledge of the Company, and except for any of the following which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is no litigation or governmental proceeding to which any PA Affiliate is a party or to which any property or assets of any PA Affiliate is subject or which is pending or contemplated against any PA Affiliate, and (ii) none of the PA Affiliates is in violation of any provision of its certificate or articles of incorporation, bylaws, or other organizational documents, or of any judgment, decree, order, statute, rule or regulation of any court or any public governmental or regulatory agency or body having jurisdiction over any PA Affiliate or the properties or assets of any PA Affiliate, or in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement, including without limitation, any Service Agreement, instrument, franchise, license or permit to which any PA Affiliate is a party or by which any of their respective properties or assets may be bound.

      (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

      (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

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      (m) Except as described in the Prospectus, no holder of securities of the
Company has any rights to the registration of any securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

      (n) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

      (o) The Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or any foreign, federal or state law relating to the practice of orthodontics or governing provision of orthodontic services or the collection and/or application of fees therefrom ("Applicable Health-Care Laws"), or any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable foreign, federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1976, as amended, or the rules and regulations promulgated thereunder, which, singly or in the aggregate, might result in any Material Adverse Effect or any development involving a Material Adverse Effect.

      (p) The Company has all requisite power and authority and all such permits, consents, approvals, licenses, franchises, orders and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws and Applicable Health-Care Laws and related governmental regulations, as are necessary to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted, as described in the Prospectus, except where the failure to have any such permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company. Each of the (i) orthodontists and (ii) other professionals involved in providing orthodontic care to patients (each, an "Orthodontic Professional") who is employed by or affiliated with a professional corporation, professional association, limited liability company or other entity that, on or prior to the Closing Date, will have entered into an acquisition agreement providing for the acquisition by the Company of certain assets owned by such entity and/or a management service agreement or similar contract (each, a "Service Agreement") with the Company (individually a "PA Affiliate," and collectively, the "PA Affiliates") has such permits under Applicable Health-Care Laws and related governmental regulations (including, as applicable, state and local licenses to practice orthodontics and federal Drug Enforcement Agency Controlled Substances Registration Certificates) as are necessary to provide orthodontic care in such jurisdictions as are

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contemplated by the Service Agreement entered into, or to be entered into, between that PA Affiliate and the Company on or prior to the Closing Date; to the knowledge of the Company, each of such Orthodontic Professionals has fulfilled and performed all of his or her material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such permit; and, to the knowledge of the Company, except as described in the Prospectus, no such permit contains any restrictions that are materially burdensome to the holder thereof or the PA Affiliate with which that holder is affiliated or employed. The Company's business practices do not violate any foreign, federal or state laws regarding orthodontist ownership of (or financial relationship with), and referral to, entities providing orthodontics-related goods or services, or laws respecting financial interests held by orthodontists in entities to which they may refer patients for the provision of orthodontics-related goods or services, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. None of the PA Affiliates (or any of their respective predecessors) has billed or accepted payment from any Medicare, Medicaid or CHAMPUS program since May 29, 1997 and, to the knowledge of the Company, during the two years preceding the date of this Agreement.

      (q) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor, to the knowledge of the Company, any of the PA Affiliates has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or, to the knowledge of the Company, any of the PA Affiliates.

      (r) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company owns or possesses valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or material to the conduct of its business (collectively, "Material Proprietary Rights"), and (ii) the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to any Material Proprietary Right or of any facts that would render any Material Proprietary Right invalid or inadequate to protect the interest of the Company.

      (s) Neither the Company nor any of its predecessors has ever been a party to a collective bargaining agreement. There is (i) no significant unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against the Company, before the National Labor Relations Board or any state or local labor relations board and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or, to the best knowledge of the Company, threatened against it.

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      (t) Except as otherwise set forth in the Registration Statement and the
Prospectus or such as are not material to the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement or the Prospectus as being owned by it. All leases (whether relating to real property or personal property) to which the Company is a party are valid and binding and no default by the Company, or, to the knowledge of the Company, by any other party thereto, has occurred or is continuing thereunder which, singly or in the aggregate, might result in a Material Adverse Effect or any development involving a prospective Material Adverse Effect, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

      (u) The Company and each of the PA Affiliates carry, are covered by, or, at the time of their affiliation with the Company, will be covered by (which coverage will continue after the date of such affiliation), insurance in such amounts and covering such risks as is reasonably necessary for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. Without limiting the generality of the foregoing, each of the PA Affiliates (other than Darrell G. Smith, D.D.S., P.C. and D.G. Smith Orthodontics, A Professional Corporation) currently maintains or, at the time of their affiliation with the Company, will be covered by (which coverage will continue after the date of such affiliation) comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and aggregate policy limits of not less than $3,000,000 per orthodontist.

      (v) All material tax returns required to be filed by the Company (or its predecessors) in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company (or its predecessors) have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

      (w) To the Company's knowledge, neither the Company (or any of its predecessors) nor any of its employees or agents has made any payment or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

      (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with

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management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (y) Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

      (z) The shares of Common Stock currently outstanding are listed on, and upon notice of issuance or sale, as the case may be, the Company Shares will be approved for listing on, the American Stock Exchange (the "AMEX").

      (aa) The Service Agreements entered into between the Company and the Founding Affiliated Practices (as defined in the Prospectus) have not been amended, modified, replaced or superseded. The Service Agreements utilized by the Company with respect to PA Affiliates acquired or affiliated with subsequent to the Company's acquisition or affiliation with the Founding Affiliated Practices do not differ substantively from those entered into with the Founding Affiliated Practices, if any, in the same jurisdiction in any respect relevant to the compliance of such Service Agreements with the laws, rules and regulations of such jurisdictions governing the practice of orthodontics, including, without limitation, laws concerning the corporate practice of orthodontics, fee splitting and self-referrals. Schedule III hereto lists all PA Affiliates acquired by or affiliated with the Company subsequent to May 29, 1997 and the state or province of Canada where each such PA Affiliate is located or practices.

      (bb) The Company has filed in a timely manner with the Commission each document required to be filed by it pursuant to the Exchange Act, each such document at the time it was filed conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      B. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters that:

      (a) Such Selling Stockholder has (i) caused a certificate or certificates representing either (A) the number of Shares to be sold by such Selling Stockholder hereunder or (B) a number of Shares of Class B Stock equal to the number of Shares to be sold by such Selling Stockholder hereunder (the "Stockholder Shares") to be delivered to ChaseMellon Shareholder Services, L.L.C., endorsed in blank or with blank stock powers duly executed, with signatures appropriately guaranteed, such certificate or certificates to be held in the custody of ChaseMellon Shareholder Services, L.L.C., in accordance with terms of a custody agreement in the form heretofore delivered to you, for delivery pursuant to the provisions hereof on the Closing Date, and (ii) granted an irrevocable power of attorney to each of John G. Vondrak, D.D.S., Michael W. Harlan, and H. Steven Walton, as such Selling

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Stockholder's attorney-in-fact (the "Attorney-In-Fact") in the form heretofore delivered to you (the custody agreement, together with the irrevocable power of attorney, executed by such Selling Stockholder being hereinafter collectively referred to as the "Custody Agreement").

      (b) The execution, delivery and performance of this Agreement and the Custody Agreement by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder or any property or assets of such Selling Stockholder, pursuant to, any agreement, instrument, franchise, license or permit to which such Selling Stockholder is a party or by which any of such Selling Stockholder's properties or assets may be bound or (ii) violate or conflict with (A) if such Selling Stockholder is not a natural person, any provision of the certificate or articles of incorporation, by-laws or other organizational documents of such Selling Stockholder or (B) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of such Selling Stockholders properties or assets is required for the execution, delivery and performance of this Agreement or the Custody Agreement or the consummation of the transactions contemplated hereby and thereby, including, without limitation, the sale and delivery of the Stockholder Shares, except the registration under the Act of the Stockholder Shares, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or applicable securities laws of Canada in connection with the purchase and distribution of the Stockholder Shares by the Underwriters.

      (c) Such Selling Stockholder has the power and authority to enter into this Agreement and the Custody Agreement and to sell and deliver the Stockholder Shares to the Underwriters as provided herein. This Agreement, the Custody Agreement and the transactions contemplated herein have been duly and validly authorized by such Selling Stockholder and this Agreement and the Custody Agreement has been duly and validly executed and delivered by such Selling Stockholder.

      (d) This Agreement and the Custody Agreement are legal, valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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      (e) Such Selling Stockholder has good, valid and marketable title to the
Stockholder Shares, free and clear of all liens, claims, encumbrances, restrictions, security interests, stockholders' agreements, voting trusts, other defects in title whatsoever and restrictions on transfer (other than those restrictions on transfer imposed by the Act and state securities or Blue Sky laws or applicable securities laws of Canada), with full power to sell, assign, transfer and deliver such Stockholder Shares hereunder, and, upon the delivery of and payment for such Stockholder Shares as herein contemplated, each of the Underwriters will acquire good, valid and marketable title to the Stockholder Shares, free and clear of all liens, pledges, encumbrances, claims, security interests, stockholders agreements, voting trusts, other defects in title whatsoever and restrictions on transfer (other than those restrictions on transfer imposed by the Act and the securities or Blue Sky laws of certain jurisdictions).

      (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which constituted or which was designed to constitute or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

      (g) When the Registration Statement shall become effective, when any amendment to the Registration Statement becomes effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any amendment of or supplement to the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, such parts of the Registration Statement and the Prospectus and any amendments thereof and supplements thereto as they relate to such Selling Stockholder or are based upon information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

      (h) Except as described in the Registration Statement and the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, such Selling Stockholder (i) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, and (ii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.

      (i) Except as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, such Selling Stockholder does not possess any registrations rights with respect to any securities of the Company.

      (j) Except as set forth on Schedule V hereto, neither such Selling Stockholder nor any of such Selling Stockholder's affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or had any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

      2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

      (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $____, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

      (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and to the Selling Stockholders by wire transfer of same day funds to an account designated by the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

      (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 444,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and to the Selling Stockholders for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

      The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

      Payment for the Additional Shares shall be made by wire transfer of same day funds upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters, which delivery shall be made at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, or such other location as may be mutually acceptable.

      3. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

      4.    COVENANTS.

      A.    The Company covenants and agrees with the Underwriters that:

      (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A or Rule 434 is used or the filing of the Prospectus or a supplement to the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) or such supplement to the Prospectus pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

      The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

      (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

      (c) The Company will promptly deliver to you one signed copy and as many conformed copies of the Registration Statement, including exhibits, and all amendments thereto as you may reasonably request, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

      (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

      (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than [45] days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

      (f) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers, directors and Selling Stockholders not to engage in any of the aforementioned transactions on their own behalf, other than (i) the sale of the Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, (iii) the Company's issuance of up to 3,500,000 shares of Common Stock in connection with additional acquisitions or affiliations, and (iv) the issuance of awards under the Company's 1997 Stock Compensation Plan, as in effect on the date hereof, so long as, in the case of any issuance described in clause (ii), (iii) or (iv) of this sentence, the recipient of those shares agrees to be bound by an agreement in the form previously delivered to you pursuant to which such recipient agrees with the Company not to offer, sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any of those shares at any time before the expiration of a specified period of time (not less than 90 days from the date of the Prospectus in the case of an issuance described in clause (ii), (iii) or
(iv) of this sentence) and the certificate or certificates evidencing those shares bear a legend to that effect.

      (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission, the AMEX or any other national securities exchange or the Nasdaq National Market.

      (h) The Company will apply the proceeds from the sale of the Company Shares as set forth under "Use of Proceeds" in the Prospectus.

      (i) The Company will use its best efforts to cause the Shares to be listed on the AMEX.

      (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

      (k) The Company will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise during the period of 90 days from the effective date of the Registration Statement.

      B. Each Selling Stockholder covenants and agrees with the several Underwriters that:

      (a) During the period of 90 days from the date of the Prospectus, no Selling Stockholder (including such Selling Stockholder's successors, assigns, heirs and legatees) will, without the prior written consent of Bear Stearns, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock other than in accordance with the terms of this Agreement. Except as otherwise expressly provided in the immediately preceding sentence, such Selling Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such Selling Stockholder during such 90-day period without Bear Stearns' written consent.

      (b) Such Selling Stockholder will advise the Attorney-in-Fact before the Closing Date and the Additional Closing Date, if any, if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by
Section 6(g) would be inaccurate if made as of the Closing Date or the Additional Closing Date, respectively.

      (c) Such Selling Stockholder will cooperate with the Company to cause the Registration Statement or any post-effective amendment to the Registration Statement to become effective at the earliest possible time and in endeavoring to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose.

      (d) Such Selling Stockholder will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise during the period of 90 days from the effective date of the Registration Statement.

      (e) Such Selling Stockholder will use such Selling Stockholder's reasonable best efforts to do or perform all things required to be done or performed by it prior to the Closing Date to satisfy all conditions precedent to the delivery of the Stockholder Shares.

      (f) Until the Additional Closing Date or, in the event the over-allotment option described in Section 2(c) is not exercised, until 30 days after the date of the prospectus, each Selling Stockholder agrees to notify you promptly of any information that comes to such Selling Stockholder's attention that would cause such Selling Stockholder to have reason to believe that his or its representations, warranties and statements in this Agreement are not accurate in all material respects.

      (g) Except as herein contemplated with respect to the Stockholder Shares included in the Registration Statement on behalf of such Selling Stockholder, each Selling Stockholder agrees to waive any registration rights to which such Selling Stockholder may be entitled in connection with the public offering herein contemplated.

      (h) At any time during the period described in Section 4A(b) hereof, if there is any change in the information referred to in Section 1B(g) above, such Selling Stockholder will immediately notify you of such change.

      5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Company Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing of the Shares on the AMEX, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar, but excluding fees and expenses of counsel and any other special experts retained by the Selling Stockholders and transfer or other taxes payable on the Stockholder Shares, which are to be borne by the Selling Stockholders in proportion to the number of Stockholder Shares being sold by each.

      6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Hughes & Luce, L.L.P. ("Underwriters' Counsel") pursuant to this
Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

      (a) The Registration Statement, including any 462(b) Registration Statement, shall have become effective and the approval of the AMEX of the listing of the Shares, subject only to notice of issuance, as applicable, shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

      (b) (1) At the Closing Date and the Additional Closing Date, if any, you shall have received the opinion of Baker & Botts, L.L.P., counsel for the Company, dated the Closing Date or the Additional Closing Date, if any, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly organized and is validly existing and is in good standing under the laws of the State of Delaware. The Company is duly registered and qualified and in good standing as a foreign corporation in each of the following United States jurisdictions: Arizona, California, Colorado, Connecticut, Georgia, Illinois, Montana, Nevada, New Mexico, New York, Pennsylvania, Texas, Utah and Virginia. The Company has all corporate authority required to own, lease and operate its respective properties and conduct its business as described in the Registration Statement and the Prospectus. To the knowledge of such counsel, the Company is not in violation of any provision of its restated certificate of incorporation or by-laws.

            (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock, including without limitation the Stockholder Shares, and Class B Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights under its restated certificate of incorporation, by-laws or other organizational documents, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights under its restated certificate of incorporation, by-laws or other organizational documents, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise. The Common Stock and the Class B Stock conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (iii) The Shares to be sold under this Agreement and the other shares of Common Stock that will be outstanding on the Closing Date have been approved for listing, subject to notice of issuance, on the AMEX.

            (iv) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be delivered by the Company to the Underwriters as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company; and this Agreement has been duly and validly authorized, executed and delivered by the Company.

            (v) To the knowledge of Louise Shearer, Jennifer De La Rosa, Shanna Jones and Kevin Blodgett, there are no pending or threatened litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body against, or involving the properties or business of, the Company which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

            (vi) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated in this Agreement (including the issuance, delivery and sale of the Company Shares pursuant to this Agreement) and compliance by the Company with the terms of this Agreement (A) do not and will not result in any violation of any provision of the restated certificate of incorporation or by-laws of the Company or (B) do not and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any agreement, indenture, lease or other instrument
      (a) to which the Company is a party or by which the Company or any of its properties is bound and (b) which has been described in or filed as an exhibit to the Registration Statement, (ii) any existing applicable law, rule or regulation (other than securities or Blue Sky laws of the various states or other jurisdictions, as to which such counsel need express no opinion) or (iii) any judgment, injunction, order or decree known to such counsel of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, except, in each case referred to in this clause (B), for such conflicts, breaches or defaults or liens, charges or encumbrances as would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws or the securities laws of Canada in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and
      (2) such as have been made or obtained under the Act.

            (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules

      (including the notes thereto and the auditors' reports thereon) and the other financial data included therein and the exhibits thereto, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of Form S-1 and the applicable Regulations with respect thereto.

            (viii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel after making telephone inquiries to staff members of the Commission on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made within the time period required by such Rule 424(b).

            (ix) To the knowledge of Louise Shearer, Jennifer De La Rosa, Shanna Jones and Kevin Blodgett, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

            (x) The Company has corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

            (xi) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xii) The statements under the captions "Risk Factors--Potential Effect of Shares Eligible for Future Sale on Price of Common Stock," "Risk Factors--Certain Anti-takeover Provisions" (with respect to the descriptions of Rule 144 and Rule 701 under the Act, the provisions of the Act, the terms of the lock-up agreements in connection with the issuance and sale of the Shares hereunder and the terms of the registration rights agreements with the Founding Affiliated Practices and TriCap Funding I, L.L.C. (specifically excluding the numbers of shares covered by such agreements, but specifically including the interpretation that such agreements apply to all shares of Common Stock and Class B Stock of the Company held by persons who are parties to such agreements)) "Management's Discussion and Analysis of Financial Condition and Results of Operations" (with respect to the description of the TCB Facility set forth therein), "Management--Employment Agreements," "Management--1997 Stock Compensation Plan," "Certain Transactions" (with respect to the description of the Subscription Agreement set forth therein), "Description of Capital Stock," "Shares Eligible for Future Sale" (with respect to the descriptions of Rule 144 and Rule 701 under the Act, the provisions of the Act, the terms of the lock-up agreements in connection with the issuance and sale of the Shares hereunder and the terms of the registration rights agreements with the Founding Affiliated Practices and TriCap Funding I, L.L.C. (specifically excluding the numbers of shares covered by such agreements, but specifically including the interpretation that such agreements apply to all shares of Common Stock and Class B Stock of the Company held by persons who are parties to such agreements)) and "Underwriting" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters, documents and proceedings.

            (xiii) In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except as specified above, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other financial information contained therein, and it being understood that such counsel is making no statement herein as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other financial information contained therein, as to which such counsel has not been asked to comment), as of its issue date or the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (2) At the Closing Date and the Additional Closing Date, if any, you shall have received the opinion of H. Steven Walton, in-house counsel for the Company, dated the Closing Date or the Additional Closing Date, if any, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly organized and is validly existing and is in good standing under the laws of the State of Delaware. The Company is duly registered and qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (whether owned, leased or licensed) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect. The Company has all corporate authority required to own, lease and operate its respective properties and conduct its business as described in the Registration Statement and the Prospectus. To the knowledge of such counsel, the Company is not in violation of any provision of its restated certificate of incorporation or by-laws.

            (ii) Such counsel does not know of any pending or threatened litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body against, or involving the properties or business of, the Company which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

            (iii) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated in this Agreement (including the issuance, delivery and sale of the Company Shares pursuant to this Agreement) and compliance by the Company with the terms of this Agreement (A) do not and will not result in any violation of any provision of the restated certificate of incorporation or by-laws of the Company or (B) do not and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any agreement, indenture, lease or other instrument (a) to which the Company is a party or by which the Company or any of its properties is bound and (b) which has been described in or filed as an exhibit to the Registration Statement, (ii) any existing applicable law, rule or regulation (other than securities or Blue Sky laws of the various states or other jurisdictions, as to which such counsel need express no opinion) or (iii) any judgment, injunction, order or decree known to such counsel of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, except, in each case referred to in this clause (B), for such conflicts, breaches or defaults or liens, charges or encumbrances as would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws or the securities laws of Canada in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

            (iv) To the knowledge of such counsel, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto,

      (ii) the descriptions thereof or references thereto are correct and (iii) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

            (v) The Company has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own its properties and to conduct its business as now being conducted and as proposed to be conducted, as described in the Prospectus.

            (vi) Except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

            (vii) The statements under the captions "Risk Factors--Government Regulation," "Risk Factors--Potential Effect of Shares Eligible for Future Sale on Price of Common Stock," "Risk Factors--Certain Anti-takeover Provisions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" (with respect to the description of the TCB Facility set forth therein), "Business--Service Agreements," "Business--Orthodontist Employment Agreements," "Business--Litigation and Insurance," "Business--Government Regulation," "Management--Employment Agreements," "Management--1997 Stock Compensation Plan," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters, documents and proceedings.

            (viii) In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except as specified above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other financial information contained therein, and it being understood that such counsel is making no statement herein as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other financial information contained therein, as to which such counsel has not been asked to comment), as of its issue date or the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (3) At the Closing Date and the Additional Closing Date, if any, you shall have received the opinion of Code Hunter Wittman, counsel for the Company, dated the Closing Date or the Additional Closing Date, if any, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

            (i) Apple Orthodontix of Canada, Inc. has been duly organized and is validly existing and is in good standing under the laws of the Province of Alberta, Canada. Each of the Company and Apple Orthodontix of Canada, Inc. is duly registered and qualified and in good standing as a foreign corporation in each jurisdiction in Canada in which the character or location of their respective properties (whether owned, leased or licensed) or the nature or conduct of their respective businesses makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

      (c) At the Closing Date, you shall have received the opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Selling Stockholders, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i) This Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each Selling Stockholder.

            (ii) The Custody Agreement is the legal, valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iii) To the knowledge of such counsel, each Selling Stockholder that is not a natural person has the requisite power and authority to enter into and to perform its obligations under this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant thereto.

            (iv) To the knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over any of the Selling Stockholders or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Selling Stockholders, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

            (v) Upon the delivery of and payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement as herein contemplated, and assuming each Underwriter takes delivery without knowledge of any adverse claims, such Underwriter will be a protected purchaser with respect to such Shares within the meaning of Article VIII of the UCC and will acquire all rights of such Selling Stockholder in such Shares, free and clear of all adverse claims.

      (d) You shall have received legal opinions of the local counsel listed on
Schedule IV hereto dated the Closing Date, substantially in the forms previously delivered to and approved by you, which opinions shall address, to your satisfaction, with respect to such PA Affiliates, the enforceability of the acquisition agreements and the related Service Agreements underlying such acquisitions or affiliations and the compliance of the transactions and arrangements between the Company and each such PA Affiliate contemplated by the related Service Agreement with applicable government rules and regulations concerning or involving the corporate practice of dentistry or orthodontics, fee splitting and self-referrals.

      (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Company Shares by the Company, the sale by the Selling Stockholders of the Stockholder Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      (f) At the Closing Date and the Additional Closing Date, if any, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the

Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

      (g) At the Closing Date you shall have received a certificate executed by the Attorney-in-Fact on behalf of the Selling Stockholders, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholders set forth in Section 1 hereof are accurate, and that as of the Closing Date the obligations of such Selling Stockholders to be performed hereunder on or prior thereto have been duly performed.

      (h) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

            (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;

            (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder;

            (iii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Prospectus;

            (iv) on the basis of the review referred in clause (iii) above and procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to December 31, 1996, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 1996 and other specified procedures and inquiries to a date not more than three days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1996 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (C) that during the period from December 31, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in the Company's total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (D) that for the most recently completed fiscal month for which monthly consolidated financial statements of the Company are available, there was any decrease, as compared with the immediately preceding fiscal month, in the Company's monthly total revenues, or total monthly or monthly per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and

            (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and the PA Affiliates set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and the PA Affiliates or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (including procedures with respect to the unaudited pro forma service fees presented in the Registration Statement and the Prospectus) specified by you set forth in such letter, and found them to be in agreement.

      (i) Prior to the Closing Date and the Additional Closing Date, if any, the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

      (j) You shall have received from each person who is a director or officer of the Company, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear Stearns, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 90 days after the date of the Prospectus.

      (k) At the Closing Date, the Shares shall have been approved for listing, subject to notice of issuance, as applicable, on the AMEX.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing, or by telephone, telex or telegraph, confirmed in writing.

      7.    INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and PROVIDED FURTHER, that the foregoing indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any claim arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been given by or on behalf of such Underwriter to such person at or prior to the final written confirmation of the sale of such Shares to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

      (b) The Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any claim arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been given by or on behalf of such Underwriter to such person at or prior to the final written confirmation of the sale of such Shares to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus; and PROVIDED, FURTHER, that each Selling Stockholder shall not be liable under this Section 7 for any amounts in excess of the product of the purchase price per share set forth in Section 2 hereof and the number of Shares being sold by such Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have including under this Agreement.

      (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each Selling Stockholder, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the front cover page of the Prospectus, in the paragraph on page 2 of the Prospectus and in the first, third and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 unless such party has been materially prejudiced thereby). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. It is understood, however, that the indemnifying party or parties shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of (A) more than one separate firm of attorneys, plus one additional firm of attorneys serving as local counsel, at any time for the Underwriters and all controlling persons of Underwriters, which firm or firms shall be designated in writing by the Representatives, (B) more than one separate firm of attorneys, plus one additional firm of attorneys serving as local counsel, at any time for the Selling Stockholders, which firm or firms shall be designated in writing by the Attorneys-In-Fact and (C) more than one separate firm of attorneys, plus one additional firm of attorneys serving as local counsel, at any time for the Company and all controlling persons of the Company, which firm or firms shall be designated in writing by the Company, unless, in any such case, the indemnifying party or parties shall have specifically approved the retaining of more than one counsel. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

      8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Stockholder any contribution received by the Company or such Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, one or more of the Selling Stockholders, and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders, and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Selling Stockholder shall be liable under this Section 8 for any amounts in excess of the product of the purchase price per share set forth in Section 2 hereof and the number of Shares being sold by such Selling Stockholder hereunder. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, unless such party or parties has been materially prejudiced thereby. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

      9. DEFAULT BY AN UNDERWRITER.

      (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or the Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

      (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

      (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the

Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

      10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters, the Selling Stockholders and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof or any Selling Stockholders, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in
Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

      11.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.

      (a) This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholders or by you by notifying the Company and the Selling Stockholders.

      (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) trading in the Common Stock shall have been suspended or materially limited on the AMEX, or minimum or maximum prices shall have been fixed or maximum ranges for prices shall have been required on the AMEX, the listing of the Common Stock on the AMEX shall have been terminated, or the Company shall have been notified that such suspension or termination is being contemplated; or (B) any domestic or international event or act or occurrence has materially disrupted, or in Bear Stearns' opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (C) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchange by the New York or American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (D) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (E) if (i) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been such change in political, financial or economic conditions, and the effect of any such event in (i) or
(ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

      (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex or telegraph, confirmed in writing by letter.

      (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company and any defaulting Selling Stockholder, jointly and severally, will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

      12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing, to the Company, 2777 Allen Parkway, Suite 700, Houston, Texas 77019, Attention:
Michael W. Harlan; if sent to the Selling Stockholders, shall be mailed, delivered or telegraphed and confirmed in writing, to the Attorneys-In-Fact, 2777 Allen Parkway, Suite 700, Houston, Texas 77019.

      13. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                Very truly yours,

                              APPLE ORTHODONTIX, INC.



                              By:________________________________
                              John G. Vondrak, D.D.S.
                              Chief Executive Officer



                              SELLING STOCKHOLDERS




                              By:__________________________________________
                                                  ,Attorney-in-Fact for the
                              Selling  Stockholders  named in  Schedule  II
                              hereto



Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
COWEN & COMPANY
EQUITABLE SECURITIES CORPORATION

By:   BEAR, STEARNS & CO. INC.



By:_________________________________
Robert A. Yedid
Managing Director

On behalf of themselves and the other
Underwriters named in Schedule I hereto

                                   SCHEDULE I

                                                       NUMBER OF FIRM
NAME OF UNDERWRITER                                 SHARES TO BE PURCHASED

Bear, Stearns & Co. Inc.
Cowen & Company
Equitable Securities Corporation

             Total.................................       2,960,000
                                                          =========

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

                                                     SHARES OF
                                        SHARES OF  CLASS B STOCK
                                         COMMON       TO BE        TOTAL
           NAME OF                     STOCK TO BE   CONVERTED    SHARES TO
     SELLING STOCKHOLDER                   SOLD      AND SOLD      BE SOLD
                                         -------      -------      -------
Julius A. Binetti .................        6,562        5,634       12,196
Paul E. Bonham ....................       14,500         --         14,500
Thomas K Chubb ....................       12,000         --         12,000
Stanley D. Crawford ...............       14,000         --         14,000
Tom C. Davis ......................         --         17,500       17,500
Anthony Deluke ....................       20,000         --         20,000
Robert J. Dennington ..............        7,374         --          7,374
David L. Dennis ...................         --          8,500        8,500
Jess H. Dickinson .................         --         27,469       27,469
Robert S. Fields ..................       20,000         --         20,000
Andrew K. Girardot ................       20,000         --         20,000
W. Patrick McMullen, III ..........         --         10,000       10,000
Mark Mills ........................       17,610         --         17,610
John E. Myers .....................         --         14,872       14,872
Carlos F. Navarro .................        2,500         --          2,500
Michael R. and Jane L .............
Nicolais ..........................         --         10,000       10,000
Gary Pezza ........................        6,562        5,634       12,196
Paul Rigali .......................       16,683         --         16,683
Budd Rubin ........................        5,000         --         5,.000
John Dell Sauter ..................       17,692         --         17,692
Don Schmitz .......................       11,682         --         11,682
Charles L. Schnibben ..............       33,000         --         33,000
Ronald N. Spiegel .................        6,176         --          6,176
Donald Steen ......................         --         22,534       22,534
Thomas A. Tiller ..................       17,000         --         17,000
Calvin Don Tyner ..................         --         30,000       30,000
Jack Utley ........................       12,443         --         12,443
Western Indemnity Insurance .......       16,406       28,167       44,573
                                         -------      -------      -------
     Total ........................      277,190      182,810      460,000
                                         =======      =======      =======

                                  SCHEDULE III

                                  PA AFFILIATES

[Sommer]

[The Orthodontic Place]

[Woodside]

[Hart]

[Lindsey]

Alfredo de Alba D.D.S.
1415 Ridgeback Road, Suite 3
Chula Vista, CA  91910
Affiliation Date:  July 22, 1997

Mark Antosz D.D.S.
4935 - 40 Avenue N.W., Suite 406
Calgary, Alberta T3A2N1
Affiliation Date:  July 27, 1997

Terry D. Carlyle, D.D.S.
1525 Weber Centre
5555 Calgary Trail
Edmonton, Alberta T6H5P9
Affiliation Date:  July 27, 1997

John D. Doucet, D.D.S., Dip. Ortho
5400 Portage Road, Suite 202
Niagara Falls, Ontario L2G5X7
Affiliation Date:  July 27, 1997

William Finnegan, B.SC., D.D.S., O.D.
1270 Princess Royal Avenue
Nanaimo, BC V9S3Z7
Affiliation Date:  July 27, 1997

David C. Hobson, D.D.S., M.S.
1617 St. Mark Plaza, Suite F
Stockton, CA  95207
Affiliation Date:  August 15, 1997

Charles C. Smith, D.D.S.
310 Hudson Avenue, Suite 205
Salmon Arms, BC V1E4N3
Affiliation Date:  July 27, 1997

Gary F. Stauffer, D.D.S.
529 - 5 Street S.
Lethbridge, Alberta T1J2B9
Affiliation Date:  July 27, 1997

                            [TO BE VERIFIED/UPDATED]

                                     III-1

                                   SCHEDULE IV

                                  LOCAL COUNSEL

- Georgia

                             [NAMES TO BE PROVIDED]

                                   SCHEDULE V

                              SELLING STOCKHOLDERS
                            ASSOCIATED WITH THE NASD


Tom C. Davis
David L. Dennis
W. Patrick McMullen III
Michael R. Nicolais

                                      V-1